UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2013

PAREXEL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2013, PAREXEL International Corporation (“PAREXEL”, or the “Company”), certain subsidiaries of PAREXEL, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), J.P. Morgan Securities LLC (“JPM Securities”), HSBC Bank USA, National Association (“HSBC”) and U.S. Bank, National Association (“US Bank”), as Joint Lead Arrangers and Joint Book Managers, JPMorgan Chase Bank N.A. (“JPMorgan”), HSBC and US Bank, as Joint Syndication Agents, and the other lenders party thereto entered into an amended and restated agreement (the “2013 Credit Agreement”) providing for a five-year term loan and revolving credit facility in the principal amount of up to $500 million (collectively, the “Loan Amount”), plus additional amounts of up to $200 million of loans to be made available upon request of the Company subject to specified terms and conditions.

The loan facility available under the 2013 Credit Agreement consists of a term loan facility and a revolving credit facility. The principal amount of up to $200,000,000 of the Loan Amount is to be made available through the term loan facility, and the principal amount of up to $300,000,000 of the Loan Amount is to be made available through the revolving credit facility. A portion of the revolving credit facility is available for swingline loans of up to a sublimit of $75 million and for the issuance of standby letters of credit up to a sublimit of $10 million.

The 2013 Credit Agreement is intended to provide funds (i) to repay outstanding amounts under PAREXEL’s existing four short-term credit facilities with each of Bank of America, HSBC, TD Bank, N.A. and US Bank (collectively, the “Short Term Credit Facilities”), (ii) to amend and extend the credit facility agreement dated as of June 30, 2011, as amended, by and among the Company, certain subsidiaries of the Company, Bank of America, as Administrative Agent, Swingline Lender and L/C Issuer, MLPFS, JPM Securities and HSBC, as Joint Lead Arrangers and Joint Book Managers, JPMorgan and HSBC, as Joint Syndication Agents, and the other lenders party thereto (the “2011 Credit Facility”), (iii) for stock repurchases and (iv) for other general corporate purposes of PAREXEL and its subsidiaries, including possible acquisitions.

The obligations under the 2013 Credit Agreement are guaranteed by certain material domestic subsidiaries of the Company, and the obligations, if any, of any foreign designated borrower are guaranteed by the Company and certain of its material domestic subsidiaries.

Borrowings (other than swingline loans) under the 2013 Credit Agreement bear interest, at PAREXEL’s determination, at a rate based on either (a) LIBOR plus a margin (not to exceed a per annum rate of 1.750%) based on a ratio of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (the “Leverage Ratio”) or (b) the highest of (i) prime, (ii) the federal funds rate plus 50 basis points, and (iii) the one month LIBOR rate plus 100 basis points (such highest rate, the “Alternate Base Rate”), plus a margin (not to exceed a per annum rate of 0.750%) based on the Leverage Ratio. Swingline loans in U.S. dollars bear interest calculated at the Alternate Base Rate plus a margin (not to exceed a per annum rate of 0.750%). Loans outstanding under the Loan Agreement may be prepaid at any time in whole or in part without premium or penalty, other than customary breakage costs, if any, subject to the terms and conditions contained in the 2013 Credit Agreement. The 2013 Credit Agreement terminates and any outstanding loans under it mature on March 22, 2018.

On March 22, 2013, the Company borrowed a $107.5 million term loan under the 2013 Credit Agreement. Additionally, the $92.5 million of term loans and $220 million of revolving loans that were outstanding under the 2011 Credit Agreement immediately prior to the effectiveness of the 2013 Credit Agreement are deemed to be outstanding as loans under the terms and conditions of the 2013 Credit Agreement.

Repayment of the principal borrowed under the revolving credit facility (other than a swingline loan) is due on March 22, 2018. Repayment of principal borrowed under the term loan facility is as follows, with the final payment of all amounts outstanding, plus accrued interest, being due on March 22, 2018:

•	1.25% by quarterly Term Loan amortization payments to be made commencing June 2013 and made prior to June 30, 2015;

•	2.50% by quarterly Term Loan amortization payments to be made on or after June 30, 2015, but prior to June 30, 2016;

•	5.00% by quarterly Term Loan amortization payments to be made on or after June 30, 2016, but prior to June 30, 2017;

•	7.50% by quarterly Term Loan amortization payment to be made on or after June 30, 2017, but prior to the Maturity Date; and

•	37.50% on the Maturity Date.
A swingline loan under the 2013 Credit Agreement generally must be paid ten (10) business days after the loan is made. To the extent not previously paid, all borrowings under the 2013 Credit Agreement must be repaid on March 22, 2018.
Interest due under the revolving credit facility (other than a swingline loan) and the term loan facility must be paid quarterly for borrowings with an interest rate determined with reference to the Alternate Base Rate. Interest must be paid on the last day of the interest period selected by the Company for borrowings determined with reference to LIBOR; provided that for interest periods of longer than three months, interest is required to be paid every three months. Interest under US dollar swingline loans at the alternate base rate is payable quarterly.

The obligations of PAREXEL under the 2013 Credit Agreement may be accelerated upon the occurrence of an event of default under the 2013 Credit Agreement, which includes customary events of default, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to material indebtedness, defaults relating to such matters as ERISA and judgments, and a change of control default.

The 2013 Credit Agreement contains negative covenants applicable to PAREXEL and its subsidiaries, including financial covenants requiring PAREXEL to comply with maximum leverage ratios and minimum interest coverage ratios, as well as restrictions on liens, investments, indebtedness, fundamental changes, acquisitions, dispositions of property, making specified restricted payments (including stock repurchases exceeding an agreed to percentage of consolidated net income), and transactions with affiliates.

In connection with the 2013 Credit Agreement, PAREXEL agreed to pay a commitment fee on the revolving loan commitment calculated as a percentage of the unused amount of the revolving loan commitment at a per annum rate of up to 0.350% (based on the Leverage Ratio). To the extent there are letters of credit outstanding under the 2013 Credit Agreement, PAREXEL will pay letter of credit fees plus a fronting fee and additional charges. PAREXEL agreed to pay Bank of America (i) an arrangement fee, (ii) an upfront fee and (iii) an annual agency fee. PAREXEL also agreed to pay an upfront fee to each of the other lenders.

PAREXEL has a banking relationship with each of Bank of America, JPMorgan, HSBC and US Bank, and from time to time may have banking relationships with other parties to the 2013 Credit Agreement.

The foregoing description of the 2013 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2013 Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the 2013 Credit Agreement is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1
Amended and Restated Credit Agreement, dated as of March 22, 2013, among PAREXEL, certain subsidiaries of PAREXEL, Bank of America, as Administrative Agent, Swingline Lender and L/C Issuer, MLPFS, JPM Securities, HSBC and US Bank, as Joint Lead Arrangers and Joint Book Managers, JPMorgan, HSBC and US Bank, as Joint Syndication Agents, and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAREXEL International Corporation
Date: March 28, 2013	By: /s/ James F. Winschel, Jr. Name: James F. Winschel, Jr. Title: Sr. Vice President and Chief Financial Officer